Exhibit 99.3

CONSOLIDATED FINANCIAL STATEMENTS

STANDARD CAR TRUCK COMPANY

AND SUBSIDIARIES

SEPTEMBER 30, 2008 AND 2007

C O N T E N T S

Standard Car Truck Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

September 30,

	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$943,861	$153,514
Accounts receivable, net	39,935,123	39,387,201
Inventories, net	38,619,136	41,955,147
Other current assets	2,600,017	1,636,356

Total current assets	82,098,137	83,132,218
NON-CURRENT ASSETS
Investments, at fair market value	3,355,972	4,062,680
Property, plant and equipment, net	10,869,533	11,553,721
Goodwill	27,616,872	27,453,230
Intangible assets, net	7,090,877	8,790,000
Other	1,712,440	1,926,067

Total non-current assets	50,645,694	53,785,698

Total assets	$132,743,831	$136,917,916

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$11,557,285	$10,620,232
Accrued warranties	3,856,476	2,379,081
Accrued bonuses	51,380,183	2,127,957
Other accrued expenses and liabilities	6,696,816	5,437,488
Current portion of long-term obligations	15,574,082	28,162,390

Total current liabilities	89,064,842	48,727,148
OTHER NON-CURRENT LIABILITIES
Long-term obligations, less current maturities	69,295,000	73,325,000
Pension liability	233,041	105,096
Other	7,799,624	7,576,268

Total liabilities	166,392,507	129,733,512

MINORITY INTEREST	456,481	581,375

COMMITMENTS AND CONTINGENCIES (see note Q)	—	—
STOCKHOLDERS’ EQUITY	(34,105,157)	6,603,029

Total liabilities and stockholders’ equity	$132,743,831	$136,917,916

The accompanying notes are an integral part of this statement.

Standard Car Truck Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Nine-month periods ended September 30,

	2008	2007
Net sales	$187,786,291	$170,634,126
Cost of sales	140,048,682	129,133,454

Gross profit	47,737,609	41,500,672
Selling, general and administrative expenses	70,170,296	23,245,929

Operating (loss) income	(22,432,687)	18,254,743
Other expenses	4,542,390	5,392,182

(Loss) income before income taxes and minority interest	(26,975,077)	12,862,561
Income tax expense	113,219	130,644

(Loss) income before minority interest	(27,088,296)	12,731,917
Minority interest in losses of subsidiary	241,195	45,292

NET (LOSS) INCOME	$(26,847,101)	$12,777,209

The accompanying notes are an integral part of this statement.

Standard Car Truck Company and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (UNAUDITED)

Nine-month periods ended September 30,

	Comprehensive income(loss)	Common stock (1)		Additional paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Total
		Shares	Amount
Balance at January 1, 2007		1,355	$14	$19,209,103	$(5,683,129)	$12,872	$13,538,860
Net income	$12,777,209	—	—	—	12,777,209	—	12,777,209
Unrealized gain on available-for-sale investment securities	486,786	—	—	—	—	486,786	486,786
Foreign currency translation adjustment	13,327	—	—	—	—	13,327	13,327

Total comprehensive income	$13,277,322

Net change in affiliate advances		—	—	—	3,436,992	—	3,436,992
Dividends paid		—	—	—	(23,650,145)	—	(23,650,145)

Balance at September 30, 2007		1,355	$14	$19,209,103	$(13,119,073)	$512,985	$6,603,029

Balance at January 1, 2008		1,355	$14	$19,209,103	$(5,474,530)	$167,082	$13,901,669
Net loss	$(26,847,101)	—	—	—	(26,847,101)	—	(26,847,101)
Unrealized loss on available-for-sale investment securities	(1,106,206)	—	—	—	—	(1,106,206)	(1,106,206)
Foreign currency translation adjustment	(329,632)	—	—	—	—	(329,632)	(329,632)
Minimum pension liability	(223,616)	—	—	—	—	(223,616)	(223,616)

Total comprehensive loss	$(28,506,555)

Net change in affiliate advances		—	—	—	3,702,565	—	3,702,565
Dividends paid		—	—	—	(23,202,836)	—	(23,202,836)

Balance at September 30, 2008		1,355	$14	$19,209,103	$(51,821,902)	$(1,492,372)	$(34,105,157)

(1)	$0.01 par value, 10,000 shares authorized; 1,355 shares issued and outstanding.

The accompanying notes are an integral part of this statement.

Standard Car Truck Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Nine-month periods ended September 30,

	2008	2007
Cash flows from operating activities
Net (loss) income	$(26,847,101)	$12,777,209
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	2,915,837	2,003,881
Loss on interest rate swaps	761,257	1,895,470
(Gain) loss on sale of capital assets	(6,801)	2,643
Loss on sale of investment securities	4,977	—
Pension expense	24,246	29,808
Minority interest in subsidiary	(141,195)	(45,292)
Changes in assets and liabilities, excluding assets and liabilities acquired in business acquisitions
Accounts receivable, net	(12,877,136)	(12,352,217)
Inventories	5,068,977	2,692,134
Other assets	(1,391,280)	63,268
Accounts payable	(489,303)	346,235
Accrued expenses and other liabilities	50,435,724	(15,419)

Net cash provided by operating activities	17,458,202	7,397,720
Cash flows from investing activities
Purchase of investment securities	(459,851)	(412,071)
Proceeds on sale of investment securities	28,048	—
Capital expenditures	(1,292,756)	(1,445,912)
Proceeds on sale of capital assets	23,583	4,500
Due to affiliate	3,651,361	3,436,992
Business acquisitions	(11,083)	(30,438,313)

Net cash provided by (used in) investing activities	1,939,302	(28,854,804)

Cash flows from financing activities
Payments on term debt	$(3,000,000)	$(3,006,130)
Principal payments on capital leases	(22,500)	(22,500)
Net proceeds from line of credit	7,394,505	24,132,390
Dividends paid	(23,202,836)	(23,650,145)

Net cash used in financing activities	(18,830,831)	(2,546,385)
Effect of foreign exchange rates on cash	(92,780)	(46,028)

Increase (decrease) in cash and cash equivalents	473,893	(24,049,497)
Cash and cash equivalents at beginning of period	469,968	24,203,011

Cash and cash equivalents at end of period	$943,861	$153,514

Supplemental disclosures of cash flow information
Cash paid during the period for
Interest	$3,652,518	$4,681,476
Income taxes paid	113,219	130,644
Unrealized (loss) gain on investments classified as available-for-sale	(1,106,206)	486,786

The accompanying notes are an integral part of this statement.

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Standard Car Truck Company and its subsidiaries (the “Company”) design, manufacture and market products for sale to the railroad freight car and locomotive industry. Standard Car Truck Company sells primarily to customers in North America and is a leader in designing stabilization systems for railroad car trucks.

Principles of Consolidation

The consolidated financial statements include the accounts of Standard Car Truck Company and its wholly-owned subsidiaries, Barber Truck International Inc., SanCast Inc., Durox Company, SCT-Asia Inc., and its majority-owned subsidiaries, Barber Brake Beam LLC, Barber Tian Rui Railway Supply Co., SCT Technology LLC and SCT Europe Ltd. Triangle Engineered Products, Railroad Equipment Associates, Melampy Manufacturing Company, Barber Spring Company, Barber Spring Ohio and ZefTek, Inc. operate as divisions of Standard Car Truck Company, whose accounts are also included in the consolidated financial statements.

These consolidated financial statements have been prepared on a carve-out basis and do not include the accounts of Anchor Brake Shoe Company (“Anchor”), a wholly-owned domestic subsidiary, which was not part of the sale of the Company that occurred on December 5, 2008 (see note S). In preparing these carve-out statements, management did not eliminate transactions between the consolidated group and Anchor (see note O); however, management has eliminated the Company’s investment in Anchor and balances due to Anchor through retained earnings.

All significant intercompany accounts and transactions between the consolidated entities have been eliminated.

In October 2007, the Company formed Barber Tian Rui Railway Supply Co., a joint venture with the Tianrui Group (a Chinese company), to market cast steel railway wheels for railway rolling stock. As of September 30, 2008, this joint venture has not commenced activity.

In 2007, the wholly-owned subsidiaries Henry Miller Spring and Manufacturing Company and Henry Miller Spring and Sales Company were dissolved. No gain or loss resulted from this dissolution.

In July 2008, the Company sold 20% of the outstanding common shares of SCT Technology LLC to members of SCT Europe Ltd.’s management.

The accompanying consolidated financial statements, which are unaudited, are presented in accordance with the requirements of accounting principles generally accepted in the United States of America for interim reporting. In management’s opinion, all adjustments necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the periods disclosed have been made. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto presented on Form 8K for the year ended December 31, 2007. The results of operations for the nine-month period ended September 30, 2008, may not necessarily be indicative of the results of operations for the full year ending December 31, 2008.

Business Segments

The Company’s operations are organized into one reportable business segment under Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when title and risk of loss of the product has passed to the customer, which generally occurs when products are shipped. Amounts billed to customers for shipping and handling are included in net sales, and the related costs are included in cost of sales.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income consists of net earnings, changes in the Company’s unrealized gains on investments, changes in the Company’s cumulative foreign currency translation adjustment, and changes in minimum pension liability of its defined benefit pension plan.

Accumulated other comprehensive income, which is a separate component of stockholders’ equity, consists of the following at September 30:

	2008	2007
Unrealized (losses) gains on available-for-sale investments	$(871,813)	$496,996
Foreign currency translation adjustment	(388,547)	15,989
Minimum pension liability	(232,012)	—

Total	$(1,492,372)	$512,985

Foreign Currency Translation

Balance sheet amounts from the Company’s European operation are translated at the exchange rates in effect at year-end, and statement of operations amounts are translated at the average rates of exchange prevailing during the year. Currency translation adjustments are included in stockholders’ equity as part of accumulated other comprehensive income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

Accounts Receivable

The majority of the Company’s accounts receivable are due from companies in the railroad industry. Credit is extended based on evaluation of a customer’s financial condition and collateral is generally not required. Accounts receivable are typically due within 30 days and are stated at amounts due from customers net of allowance for doubtful accounts. Accounts that remain outstanding longer than the contractual payment terms are considered past due.

The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Concentration of Credit Risk

Sales to the Company’s two most significant customers accounted for approximately 23% and 31% of the Company’s net sales for the nine-month periods ended September 30, 2008 and 2007, respectively. Amounts due from these same customers comprised approximately 38% and 24% of total accounts receivable at these same dates.

Investments

Investments in marketable securities are classified as available-for-sale and are reported at fair market value on the balance sheet. The difference between cost and fair value is included in accumulated other comprehensive income in stockholders’ equity.

Inventories

The Company values its inventory at the lower of cost or market value, with cost determined using the first-in, first-out cost method. Market value approximates replacement cost or net realizable value of inventories.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, net of depreciation. Depreciation of property, plant and equipment is calculated using the straight-line method over the useful life of the assets. Depreciation expense totaled $2,136,566 and $1,838,882 for the nine-month periods ended September 30, 2008 and 2007, respectively.

Goodwill and Other Intangible Assets

Goodwill is evaluated for impairment on an annual basis or whenever circumstances indicate that a potential impairment may exist. Potential impairment is evaluated by reporting unit by comparing the fair value of the reporting unit to its carrying value. Fair value of a reporting unit is estimated using discounted future cash flows. Management completed its most recent fair value impairment test at December 31, 2007, and no impairment was indicated at that time. As of September 30, 2008, management believes that no circumstances exist that would indicate a potential impairment of goodwill or intangible assets.

All of the Company’s intangible assets have definite lives and are subject to amortization, which is calculated using the straight-line basis over the estimated useful lives of the assets.

Impairment of Long-Lived Assets

Carrying values of long-lived assets are reviewed if facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value of an asset will not be recoverable, as determined based on the undiscounted net cash flows of the asset acquired over the remaining depreciation or amortization period, the carrying value of the asset is reduced to its estimated fair value (based on an estimate of discounted net future cash flows). No impairment charges were recorded for the nine-month periods ended September 30, 2008 and 2007.

Warranties

The Company records a liability for an estimate of costs that it expects to incur under its basic limited warranty at the time product revenue is recognized. Factors affecting the Company’s warranty liability include the number of units sold and historical and anticipated rates of claims and costs per claim. The Company periodically assesses the adequacy of its warranty liability based on changes in these factors.

Income Taxes

The Company is generally not liable for Federal income taxes pursuant to its election of S Corporation status. Company income is allocated to and included in the individual returns of the stockholders. Accordingly, no provision for Federal income taxes is reflected in the financial statements. The Company continues to be subject to certain state and foreign income taxes. SCT Europe Ltd. is subject to income taxes in the United Kingdom and has generated net operating loss carryforwards of approximately $3,269,000 and $1,948,000, and related deferred tax assets of approximately $1,111,000 and $662,000 at September 30, 2008 and 2007, respectively. These assets have been fully reserved at September 30, 2008 and 2007, due to the uncertainty of their realization.

Fair Value of Financial Instruments

The carrying values of accounts receivable and accounts payable approximate their fair values based on their short-term maturities. Investments in marketable securities are carried at their fair market values on the balance sheet. The carrying values of long-term bank obligations approximate their fair values because the effective interest rates on those obligations reflect current market rates.

Derivative Financial Instruments

The Company uses interest rate swaps to reduce its exposure to potential interest rate volatility. These instruments are recorded at their fair values on the balance sheet, with changes in these fair values recorded as a charge to earnings in the current period.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” SFAS No. 158 requires an employer to recognize the under-funded or over-funded status of a defined benefit post-retirement plan as an asset or liability in its balance sheet and to recognize changes in that funded status as other comprehensive income in the year in which the changes occur. The Company adopted SFAS No. 158 on January 1, 2007.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its consolidated financial position and its results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” to create greater consistency in the accounting and financial reporting of business combinations. SFAS No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest, (2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) applies to fiscal years beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51.” SFAS No. 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of the Company’s fiscal year on January 1, 2009. Management believes the adoption of this pronouncement will not have a material impact on the Company’s consolidated financial statements.

On February 12, 2008, the FASB issued Staff Position Financial Accounting Standard (“FSP FAS”) No. 157-2, “Effective Date of FASB Statement No. 157,” that amends SFAS No. 157 to delay the effective date for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis to fiscal years beginning after November 15, 2008. The Company adopted the required provisions of SFAS No. 157-1 effective January 1, 2008, and there was no material effect on its consolidated financial statements. The Company has adopted SFAS No. 157-2 to delay the adoption effects related to non-financial assets and does not anticipate there will be a material effect on its consolidated financial statements.

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets.” FSP FAS No. 142-3 requires companies estimating the useful life of a recognized intangible asset to consider their historical experience in renewing or extending similar arrangements or, in the absence of historical experience, to consider assumptions that market participants would use about renewal or extension as adjusted for SFAS No. 142, “Goodwill and Other Intangible Assets,” entity-specific factors. FSP FAS No. 142-3 will be effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact of adoption of FSP FAS No. 142-3 on its consolidated financial statements. However, the Company does not expect the adoption of FSP FAS No. 142-3 to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles. SFAS No. 162 becomes effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect that the adoption of SFAS No. 162 will have a material effect on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” SFAS No. 161 expands quarterly disclosure requirements in SFAS No. 133 about an entity’s derivative instruments and hedging activities. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company’s consolidated financial statements.

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FAS 109.” FIN 48 clarifies the accounting for uncertainty in income taxes, and prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on various related matters such as de-recognition, interest and penalties, and disclosure. Furthermore, per

FSP FIN No. 48-2, issued on February 1, 2008, applicable on certain non-public entities, this statement defers the applicability of FIN 48 for the company until the calendar year 2009.

NOTE B—ACQUISITIONS

Barber Brake Beam LLC

In January 2007, the Company acquired a 50% membership interest in Barber Brake Beam LLC (“BBB LLC”) for $688,313 in cash, including transaction costs of $116,795. BBB LLC was formed in October 2006 for the purpose of manufacturing railroad car brake beams. Harbor Brake Beam Co. (a Michigan corporation) contributed substantially all of its assets and liabilities in exchange for the other 50% membership interest. The acquisition was accounted for under the purchase method of accounting. The Company’s cash contribution was allocated to assets and liabilities as follows:

Accounts receivable	$458,723
Inventory	852,543
Fixed assets	631,586
Other assets	21,675
Accounts payable	(572,294)
Other liabilities	(77,253)
Minority interest	(626,667)

Total purchase price	$688,313

ZefTek, Inc.

On September 28, 2007, the Company acquired substantially all the assets and liabilities of ZefTek, Inc. (an Illinois corporation), a leading designer of specialty wear-protection components for railroad freight cars. The acquisition was accounted for under the purchase method of accounting. The purchase price of $29,913,642 was paid with cash and proceeds from the Company’s revolving line of credit and includes transaction costs of $268,351. The purchase price was allocated to assets and liabilities as follows:

Accounts receivable	$1,617,974
Inventory	982,256
Fixed assets	750,000
Goodwill	18,757,912
Intangible assets	8,790,000
Accounts payable	(928,082)
Other liabilities	(56,418)

Total purchase price	$29,913,642

NOTE C—ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at September 30:

	2008	2007
Trade receivables	$40,202,721	$39,709,992
Less allowance for doubtful receivables	267,598	322,791

Net receivables	$39,935,123	$39,387,201

Changes in the Company’s allowance for doubtful accounts are as follows at September 30:

	2008	2007
Beginning balance	$265,000	$281,514
Provision	53,565	47,678
Write-offs, net of recoveries	(50,967)	(6,401)

Ending balance	$267,598	$322,791

NOTE D—INVESTMENTS

The Company’s investments in marketable equity securities are classified as available-for-sale securities. Unrealized holding (losses) gains on such securities, which are included in stockholders’ equity at September 30, 2008 and 2007, were $(871,813) and $496,996, respectively.

Securities are carried at their fair market value and are summarized as follows at September 30:

	2008	2007
Cost	$4,227,785	$3,565,684
Net unrealized (losses) gains	(871,813)	496,996

Fair value	$3,355,972	$4,062,680

Realized gains and losses arise from the sale of investments and are accounted for using the specific identification method. A loss of $4,977 was recognized on the sale of investments for the nine-month period ended September 30, 2008. No gains or losses were recognized during the nine-month period ended September 30, 2007. All investment securities are restricted for use in the Standard Car Truck and Affiliates Executive Incentive Compensation Plan, a non-qualified defined contribution plan (see note H).

NOTE E—INVENTORIES

Inventories at September 30, 2008 and 2007, consist of the following:

	2008	2007
Raw materials	$13,732,939	$12,815,964
Work in process	2,328,420	3,132,590
Finished goods	24,422,533	27,160,160

	40,483,892	43,108,714
Less obsolescence reserve	1,864,756	1,153,567

	$38,619,136	$41,955,147

NOTE F—PROPERTY, PLANT AND EQUIPMENT

The costs and estimated useful lives of the principal classes of assets at September 30, 2008 and 2007, are as follows:

Classification	Estimated useful life	2008	2007
Land		$140,761	$140,761
Land improvements	10 - 20 years	78,022	88,910
Building and improvements	5 - 40 years	5,159,303	5,056,022
Machinery and equipment	3 - 20 years	35,138,578	33,654,111
Furniture and fixtures	6 - 20 years	2,638,405	2,740,445

		43,155,069	41,680,249
Less accumulated depreciation		32,285,536	30,126,528

		$10,869,533	$11,553,721

NOTE G—OTHER INTANGIBLE ASSETS

The components of other intangible assets are as follows at September 30:

Classification	Estimated useful life	2008	2007
Trade name	5 years	$280,000	$280,000
Non-compete agreements	2 years	200,000	200,000
Patents	3 - 16 years	1,430,000	1,430,000
Backlog	2 months	330,000	330,000
Customer relationships	11 years	6,000,000	6,000,000
Technology-based intangibles	N/A	550,000	550,000

		8,790,000	8,790,000
Less accumulated amortization		1,699,123	—

		$7,090,877	$8,790,000

All intangible assets listed in the table above were acquired as part of the ZefTek, Inc. acquisition, which occurred in September 2007. The weighted-average amortizable life of patents is 13 years.

The estimated amortization expense related to intangible assets for each of the five succeeding years ended September 30 is as follows:

Years ending
2009	$819,000
2010	719,000
2011	709,000
2012	709,000
2013	653,000

NOTE H—DEFINED CONTRIBUTION PLAN

The Standard Car Truck and Affiliates Executive Incentive Compensation Plan is a non-qualified defined contribution plan covering all eligible highly compensated employees of the Company and its affiliates.

Under the terms of the plan agreement, the Company may provide for an annual discretionary contribution to each participant’s deferral account at the end of each plan year. The amount of this contribution is based on the Company’s annual profits and set by each employer each plan year. The plan does not allow participants to defer a portion of their salary.

The expense for discretionary contributions to this plan was $314,100 and $315,801 for the nine-month periods ended September 30, 2008 and 2007, respectively.

NOTE I—PROFIT-SHARING PLAN

The Standard Car Truck Company 401(k) Profit Sharing Plan and Trust covers substantially all of the employees of the Company and its subsidiaries. The plan may provide a discretionary matching contribution which, for 2008 and 2007, was equal to 25% of the first 6% of the amount of earnings deferred by each participant. This plan also may provide an annual discretionary contribution, credited to each participant’s profit-sharing account pro rata, according to the earnings of the individual during the plan year. The employer contribution for a plan year is not allocated to any participant not employed by the employer on the last day of the plan year (December 31). Additionally, participants may elect to make pretax contributions in amounts that do not exceed Internal Revenue Code limitations.

The expense for discretionary contributions to the plan was $429,180 and $319,118 for the nine-month periods ended September 30, 2008 and 2007, respectively.

NOTE J—MANAGEMENT INCENTIVE PLAN

During 2000, the Company created the Standard Car Truck Company Senior Management Incentive Compensation Program. This program provides for a bonus to be paid to certain key employees, if still employed, should a sale of the Company occur. In 2006, the Company amended the program allowing participants to receive an advance bonus that would otherwise be paid out upon the sale of the Company. This was done in connection with the refinancing of the Company’s debt in October 2006 (see note K), which also allowed the stockholders to receive special distributions. Amounts representing advance bonuses totaled $5,000,000 for the nine-month period ended September 30, 2007, and this total is included in selling, general and administrative expenses in the accompanying statement of operations.

The Company was subsequently sold on December 5, 2008 (see note S). As a result, an expense for bonus payouts of $49,013,458 has been accrued as of September 30, 2008, and is included in selling, general and administrative expenses in the accompanying statement of operations.

NOTE K—LONG-TERM OBLIGATIONS

In October 2006, the Company entered into a new credit agreement to refinance its existing debt. The new agreement provides for a total facility of $150,000,000. This includes an $80,000,000 term loan and a $70,000,000 line of credit. A balance of $11,544,082 and $29,132,390 existed on the line of credit at September 30, 2008 and 2007, respectively. The term loan requires quarterly principal payments of $1,000,000 beginning in March 2007. A final balloon payment of unpaid principal and accrued interest is due on December 11, 2011. Availability under the line of credit is reduced by outstanding letters of credit, which totaled $1,370,760 at September 30, 2008, leaving the Company with available credit of $57,085,158 on that date. The agreement bears interest at prime or LIBOR contract plus a percentage, based on the Company’s election. Balances accrue interest at various interest rates ranging from 4.97% to 6.36% at September 30, 2008. The credit agreement is secured by the common stock of the Company and substantially all of its assets. The agreement contains financial covenants that the Company has met, as of and for the twelve months ended September 30, 2008.

In October 2007, the Company entered into an interest rate swap agreement (“Swap A”) expiring in September 2010. Swap A limits the effect of increases in the three-month LIBOR rate on $25,000,000 of the term loan to a fixed rate of 4.70%.

In October 2006, the Company entered into two interest rate swap agreements. One agreement (“Swap B”) limits the effect of increases in the three-month LIBOR rate on $20,000,000 of the term loan to a fixed rate of 5.13%. Swap B expires in November 2011. The other agreement (“Swap C”) limits the effect of increases in the three-month LIBOR rate on another $20,000,000 of the term loan to a fixed rate of 5.11%. Swap C expires in November 2009.

In September 2004, the Company entered into an interest rate swap agreement (“Swap D”) that expired in September 2008. Swap D limited the effect of increases in the three-month LIBOR rate on $9,000,000 of the term loan to a fixed rate of 3.72%.

The fair values of interest rate swaps, which are included in other non-current liabilities in the accompanying balance sheets, are as follows at September 30:

	2008	2007
Swap A	$(950,000)	$(568,844)
Swap B	(1,115,000)	(838,477)
Swap C	(550,000)	(480,092)
Swap D	—	33,670

Total fair value	$(2,615,000)	$(1,853,743)

The change in the fair values of the interest rate swaps resulted in additional interest expense of $761,257 and $1,895,470 for the nine-month periods ended September 30, 2008 and 2007, respectively.

The following is a summary of long-term debt at September 30:

	2008	2007
Line of credit	$11,544,082	$24,132,390
Term loan	73,000,000	77,000,000
Capital lease payable, collateralized by leased building, with an imputed interest rate of 8.0% and monthly payments of $5,000, including principal and interest	325,000	355,000

	84,869,082	101,487,390
Less current maturities included in current liabilities	15,574,082	28,162,390

	$69,295,000	$73,325,000

Following are maturities of long-term obligations for each of the next five years ended September 30:

	Debt obligations	Capital lease obligations
2009	$4,000,000	$60,000
2010	4,000,000	60,000
2011	4,000,000	60,000
2012	61,000,000	60,000
2013	—	60,000
2014 and thereafter	—	350,000

	$73,000,000	650,000

Less amounts representing interest		325,000

Present value of net minimum lease payments		$325,000

The Company has capitalized minimum lease obligations relating to a manufacturing facility. This lease is non-cancelable and expires in 2019.

The following is a schedule of property under capital lease at September 30:

	2008	2007
Building and improvements	$600,000	$600,000
Less accumulated amortization	275,000	245,000

	$325,000	$355,000

NOTE L—WARRANTIES

Changes in the Company’s warranty reserve are as follows at September 30:

	2008	2007
Beginning balance	$3,578,769	$1,835,977
Expense for new warranties issued	395,666	807,403
Acquired in business acquisition	—	9,000
Warranty claims	(117,959)	(273,299)

Ending balance	$3,856,476	$2,379,081

NOTE M—PENSION PLAN

The Barber Spring Ohio Employees Pension Plan and Trust is a defined benefit pension plan that provides retirement benefits for certain eligible employees of the Barber Spring Ohio division. Benefits under this plan accrue primarily based on years of service.

A reconciliation of the plan’s funded status at September 30, 2008 and 2007, is as follows:

	2008	2007
Benefit obligation at beginning of period	$1,002,326	$997,282
Service cost	13,483	20,243
Interest cost	46,294	44,632
Amendments	—	—
Actuarial loss	—	17,515
Benefits paid	(15,311)	(17,065)

Benefit obligation at end of period	$1,046,792	$1,062,607

Fair value of plan assets at beginning of period	$923,558	$881,790
Actual return on plan assets	(193,496)	25,694
Employer contribution	99,000	62,065
Benefits paid	(15,311)	(17,065)

Fair value of plan assets at end of period	$813,751	$952,484

	2008	2007
Funded status	$(233,041)	$(110,123)
Unrecognized prior service cost	38,678	41,491
Unrecognized loss (gain) on plan assets	225,725	(2,667)
Unrecognized actuarial gain	(32,391)	(33,797)

Accrued pension liability	$(1,029)	$(105,096)

Amounts recognized in the accompanying balance sheets:
Accrued pension liability	$233,041	$105,096
Accumulated other comprehensive income	(232,012)	—
Weighted-average assumptions at September 30:
Discount rate	5.93%	5.93%
Expected return on plan assets	6.50	6.50

Components of the net periodic pension expense for the nine-month periods ended September 30, 2008 and 2007, are as follows:

	2008	2007
Service cost	$13,483	$20,243
Interest cost	46,294	44,633
Expected return on plan assets	(37,640)	(37,178)
Amortization of prior service cost	2,109	2,110

Net periodic pension cost	$24,246	$29,808

The allocation of assets held by the pension plan was as follows at September 30:

	2008	2007
Cash and cash equivalents	14%	18%
Equity securities	65	61
Fixed income securities	21	21

Total	100%	100%

The assumed rate of return was determined based on historical market performance, expectations of future market performance of the various investment categories, and the expected asset allocation amongst different categories of investments.

The basic goal underlying the investment policy of the pension plan is to ensure that the assets of the plan, along with expected contributions of the plan sponsor, will be invested in a prudent manner to meet the obligations of the plan as they come due.

The Company expects to distribute between approximately $18,000 and $25,000 in annual benefits from the plan in each of the next five years.

The Company amended the Barber Spring Ohio Employees Pension Plan and Trust to freeze all benefit accruals effective December 31, 2007.

The elements of other expense are as follows at September 30:

	2008	2007
Interest income	$71,084	$238,178
Interest expense	(4,881,695)	(6,012,723)
Technology transfer	125,000	250,000
Other income	143,221	132,363

Total	$(4,542,390)	$(5,392,182)

NOTE O—RELATED-PARTY TRANSACTIONS

The Company leases a building from a related party at a cost of $15,283 per month. Rental expense under this lease was $137,552 and $133,546 for the nine-month periods ended September 30, 2008 and 2007, respectively.

The Company entered into certain transactions with an affiliate that resulted in the allocation of common costs (insurance, salaries and other benefits) to that affiliate totaling $109,073 and $105,310 for the nine-month periods ended September 30, 2008 and 2007, respectively.

The Company routinely enters into various transactions with and on behalf of its wholly-owned subsidiary, Anchor. The following is a summary of those transactions for the nine-month periods ended September 30:

	2008	2007
Sales to Anchor	$1,793,547	$2,274,728
Purchases from Anchor	144,649	120,005
Commission and fees charged to Anchor	725,654	784,730
Allocation of common costs to Anchor, primarily insurance	1,110,114	1,096,497

The Company charges a sales commission to Anchor for sales and marketing services provided on Anchor’s behalf, based on Anchor’s sales levels. The Company also charges a monthly management fee to Anchor that is intended to recover the cost of various corporate administrative functions also provided on Anchor’s behalf.

NOTE P—CONTINGENCIES

The Company is involved in certain matters of litigation, substantially all of which have arisen in the ordinary course of business. It is the opinion of management that these matters are either adequately covered by insurance or that the resulting liability, if any, from these actions and other pending claims will not materially affect the Company’s financial position.

NOTE Q—COMMITMENTS

The Company has three primary suppliers of certain castings and one primary supplier of axles that it sells to railroad freight car builders. As of September 30, 2008, the Company was contractually committed to purchase approximately $18,000,000 of castings and axles from these suppliers before the end of 2009.

NOTE R—LEASES

The Company also has several non-cancelable operating leases, primarily for manufacturing facilities and office space, that expire through 2015. Rental expense on these leases was approximately $1,157,000 and $1,041,000 for the nine-month periods ended September 30, 2008 and 2007, respectively.

Approximate future minimum lease payments under operating leases at September 30 are as follows:

Years ending September 30,
2009	$1,278,000
2010	1,134,000
2011	1,085,000
2012	767,000
2013	507,000
2014 and thereafter	581,000

Total minimum lease payments	$5,352,000

NOTE S—SUBSEQUENT EVENT

On December 5, 2008, the Company was acquired by Wabtec Corporation (NYSE: WAB, a Delaware corporation) for a purchase price of $300,000,000. The Company’s wholly-owned subsidiary, Anchor. Brake Shoe Company was excluded from the transaction. The Company’s investments related to the Standard Car Truck and Affiliates Executive Incentive Compensation Plan (see note D) were also excluded from this transaction. The investments of this Plan will be liquidated and distributed to participants before December 31, 2008.